Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-61377) of Teledigital, Inc. (formerly known as XOX Corporation) of our report dated January 22, 2004 (except as to Note 12 as to which the date is March 23, 2004) which appears on page 17 of this annual report on Form 10-KSB for the year ended December 31, 2002.


                                           /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
April 9, 2004